UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 19, 2011

BENIHANA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(305) 593-0770

None
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On July 19, 2011, the Compensation and Stock Option Committee of the Board of Directors of Benihana Inc. (the "Company") approved amendments to the Company's employment agreements and related restricted stock agreements with Richard Stockinger and Christopher Ames (dated January 24, 2011 in the case of Mr. Stockinger, and dated December 8, 2011, as amended on January 24, 2011, in the case of Mr. Ames) to: (i) provide that all previously unvested restricted shares granted under the restricted stock agreements that would have vested upon a “Jefferies-Advised Sale” of the Company (as previously defined) above a specified price shall instead vest upon a “Sale of the Company” (as defined in the amendment) above that same price; (ii) the incentive compensation that would have been payable under the employment agreements upon a “Jefferies-Advised Sale” of the Company at specified prices will be payable upon a “Sale of the Company” (as defined in the amendment) at those same prices; and (iii) in the case of Mr. Stockinger, eliminate the severance that would have been payable upon a voluntary resignation by Mr. Stockinger without Good Reason within 30 days following a “Sale of the Company”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated: July 22, 2011	By: /s/ Richard C. Stockinger
Richard C. Stockinger
Chairman, Chief Executive Officer and President